UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 2, 2007

(Date of earliest event reported)

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On April 2, 2007, Armstrong World Industries, Inc. announced the completion of the sale of the principal operating companies of Armstrong’s European Textile and Sports Flooring business segment, Tapijtfabriek H. Desseaux N.V. and its subsidiaries, to NPM Capital N.V. Armstrong expects no material gain or loss on the sale, and the Company will invest the proceeds in continuing operations. The Share Purchase Agreement, dated March 27, 2007, was included in Armstrong’s 2006 Annual Report on Form 10-K as Exhibit 10.38. The full text of the press release is attached hereto as Exhibit 99.1.

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On April 2, 2007, Armstrong World Industries, Inc. issued a press release regarding its fourth quarter and full year 2006 financial results. The full text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No. 99.1 Press Release of Armstrong World Industries, Inc. dated April 2, 2007, regarding its fourth quarter and full year 2006 financial results and announcing the completion of the sale of Tapijtfabriek H. Desseaux N.V. and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Walter T. Gangl
Walter T. Gangl
Deputy General Counsel and Corporate Secretary

Date: April 3, 2007

EXHIBIT INDEX

Exhibit No.	Description

No. 99.1	Armstrong World Industries, Inc. Press Release dated April 2, 2007, regarding its fourth quarter and full year 2006 financial results and announcing the completion of the sale of Tapijtfabriek H. Desseaux N.V. and its subsidiaries.